Q1 FISCAL 2019 Letter to Shareholders May 6, 2019 1

Q1 Fiscal 2019 Highlights

- Strong acceptances with a record Q1 of 235 systems, a 41.6% year-over-year increase.
- $200.7 million of revenue, a gross margin of 7.8% and a net loss of $84.4 million. Excluding stock-based compensation, we achieved 15.0% gross margin and $2.1 million of adjusted EBITDA.
- We announced a second strategic partnership and distributorship in Korea with SK D&D, which develops and manages real estate properties.
- We further strengthened our leadership team by appointing former Sanmina President and Contec Holdings CEO Hari Pillai as Executive Vice President, Customer Installations Group. Former Infinera, HP and Cisco veteran Sonja Wilkerson was appointed Executive Vice President and Chief People Officer.

Q1 Fiscal 2019 Key Results

Total Acceptances (100 kW units)

235 systems


622
809
166
257
235
FY'17
FY'18
Q1'18
Q4'18
Q1'19

Revenue ($M)

$200.7M


Attributable to 2017 ITC Retroactive Benefit
$376.0
$742.0
$169.4
$123.9
$213.6
$200.7
FY'17
FY'18
Q1'18
Q4'18
Q1'19

GAAP Gross Margin

7.8%


Attributable to 2017 ITC Retroactive Benefit
-4.8%
15.8%
25.8%
6.1%
8.1%
7.8%
FY'17
FY'18
Q1'18
Q4'18
Q1'19

Non GAAP Gross Margin (excluding SBC)

15.0%


Attributable to 2017 ITC Retroactive Benefit
-2.7%
21.4%
26.9%
7.6%
18.1%
15.0%
FY'17
FY'18
Q1'18
Q4'18
Q1'19

"We are pleased to have delivered a record Q1 for acceptances. Our strategy to diversify our customer base is delivering results. We secured new customers in tech, utility and life sciences sectors. A 50 kilowatt demonstration of electricity generation on-site from landfill biomethane was a key accomplishment. Deployment of the 80 th Bloom-powered microgrid this quarter underscores an increasing need for power that is reliable and resilient, as well as clean and affordable."

KR Sridhar, Founder, Chairman and CEO, Bloom Energy

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Dear Shareholder, During our first fiscal quarter, which ended March 31, 2019, Bloom Energy delivered strong same quarter year-over-year acceptance growth, fueled by a strong diversity of customers from various industries, as well as international markets, and made further strides in advancing our technology. This quarter, we achieved 235 acceptances, a 41.6% year-over-year increase and a record in Q1 for the company, and slightly higher than the midpoint of our estimates. Revenue for the quarter was $200.7 million, also above estimates, yielding a net loss of $84.4 million (including $63.9 million of stock- based compensation) and adjusted EBITDA of $2.1 million. Q1 Fiscal 2019 Business Highlights Focus Sectors Fuel Strong Year-over-Year Growth in Acceptances We are very pleased to have delivered another quarter with a strong diversity of acceptances across industry sectors and international markets. Our momentum in health care, data center and retail sectors continued, and the diversification strategy we discussed in some detail last quarter also delivered results, with more new customers in the tech, utility and life sciences sectors. th Grid Resiliency and Power Quality Concerns Drive Demand for Bloom deployed its 80 microgrid in Q1. Bloom-Powered Microgrids The deployment will safeguard critical labs at the headquarters of Extreme Networks During Q1, we announced new microgrid deployments at Extreme Networks’ headquarters in Silicon Valley, and at II-VI Inc.’s manufacturing center in Warren, New Jersey. These deployments are examples of growing demand for this particular configuration of our systems. Microgrids are miniature versions of the centralized electric grid that can operate and switch between grid-connected and grid-islanded modes. Their ability to be ‘islanded’ from the main electrical grid makes them attractive to commercial and industry customers, as well as public sector customers, whose operations or constituents are especially sensitive or vulnerable to power outages or power quality issues. Bloom Energy Servers make an ideal primary power source for microgrids and our technology has now been deployed in more than 3

80 microgrids, 65% of which have been deployed in the past three years.

According to Navigant Research, almost 500 new microgrid projects moved off the drawing board and into planning and deployment phases worldwide in the past six months, with more projects in North America than anywhere else. Our pipeline suggests we will continue to benefit from this trend, because estimates indicate that the total annual cost of power interruptions to the U.S. economy is around $200 billion. With outages increasing in duration, it seems likely that cost will soar in the future.

Existing Customers Continue to Drive Majority of Acceptance Volume



Long-term customer San Jose Sharks upgraded their home ice, SAP Center, with the latest generation Bloom Energy Servers in Q1.

At the time of our IPO, we shared that approximately two-thirds of our sales volume has been derived from repeat customers as they utilize Bloom Energy Servers for a larger share of their energy wallet. Repeat orders from existing customers have the benefit of providing good visibility into our sales pipeline and lower our cost of sales.

We are pleased to report that this trend continues. While we saw a good number of new customers powering-up systems in Q1, we once again saw more than two-thirds of system volume come from existing customers.

Our “land and expand” model, by which customers expand their Bloom deployments at existing sites and add new facilities from their real estate portfolio over time, continues to be effective.

During the quarter, we also saw long-time customers upgrading legacy sites with the latest generation of our technology. For example, flagship customer and perennial NHL play-off contender, San Jose Sharks, replaced earlier Bloom systems that have powered their home and practice facility for the past six years with our latest generation Energy Servers.

SK D&D Becomes Bloom Energy’s Second Distributor in South Korea



Bloom Energy and SK D&D, a Korean real estate developer and manager, signed a distributorship agreement in Q1

This quarter, we announced a distributor partnership with SK D&D, our second such partnership in South Korea. SK D&D develops and manages real estate properties in South Korea including housing, office buildings, commercial facilities, shopping malls and hotels. We are excited that this new partnership further strengthens our

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relationship with SK Group and optimistic that it will continue to accelerate the deployment of fuel cells in Korea. Landfill Biogas Pilot Demonstrates Increasing Commercial Readiness of our Biogas Solution We mentioned last quarter that we had powered up our first direct consumption biogas pilot at a landfill owned by a utility in the Southeast. We can share this quarter that the pilot is with our long time partner The Southern Company and that it is progressing very well. We began generating electricity on our first on-site biogas-powered system in February. The 50 kilowatt Bloom Energy Server with integrated biogas clean-up module has since operated and delivered 100% clean and renewable baseload power into the local grid. Legacy power generation has not been able to offer a method for biogas-powered electricity generation that is highly efficient, highly reliable, and cost-effectively removes moisture, sulphur, siloxanes and other contaminants from biogas prior to utilization. We believe we have solutions to those problems. What is more, the supply and opportunity in biogas is tremendous. We have sufficient biomass in California alone to generate and deliver as much electricity as four million solar panels, or a nuclear power plant. Hari Pillai has joined Bloom Energy as Executive Appointments Further Strengthen Leadership Team EVP overseeing the Customer Installations Group. Finally, we are pleased to report two outstanding executive appointments in critical areas of our business. Former Sanmina President and Contec Holdings CEO Hari Pillai has joined us as Executive Vice President, overseeing the Customer Installations Group. Hari, an electronics and logistics industry veteran, will report directly to Founder, Chairman and CEO KR Sridhar. This is the first time we have made a dedicated executive appointment to this position, reflecting our strategic focus on bringing greater predictability to our installation process and acceptances. We also welcomed Sonja Wilkerson to Bloom Energy as Executive Vice President and Chief People Officer this quarter. Her appointment reflects our continued commitment to recruiting, retaining and developing our talent as we continue to grow. Sonja joins us with an Sonja Wilkerson has joined Bloom Energy as impressive HR leadership track record at Cisco, HP and Infinera. EVP and Chief People Officer. 5

Q1 Fiscal 2019 Financial Highlights

	Q1'19	Q4'18	Q1'18	Q1'18 w/o Retroactive ITC
Acceptances (100 kW)	235	257	166	166
Revenue ($M)	$200.7	$213.6	$169.4	$123.9
GAAP Gross Margin (%)	7.8%	8.1%	25.8%	6.1%
Gross Margin Excluding SBC (%)	15.0%	18.1%	26.9%	7.6%
GAAP Net Loss ($M)	($84.4)	($99.8)	($17.7)	($53.8)
Adjusted EBITDA ($M)	$2.1	$14.0	$25.3	($10.8)
GAAP Net Loss per Share ($)	($0.76)	($0.91)	($1.70)	($5.17)
Adjusted Net Loss per Share ($)	($0.22)	($0.12)	($0.11)	($0.52)

Total Acceptances

We achieved 235 acceptances in Q1 of FY19, or 23.5 megawatts, a 41.6% increase in acceptances year-over-year, as we continue to drive growth from our backlog.

Generally, an acceptance occurs when the system is turned on and producing full power. For orders where one of our partners performs the installation, our acceptance criteria is different. Those acceptances are generally achieved when the systems are shipped to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue.

The 235 acceptances represented nine customers, five industries and two countries.

Revenue

We achieved $200.7 million of revenue in Q1 of FY19 compared to $169.4 million in Q1 of FY18, an increase of 18.5% year-over-year and down 6.0% sequentially relative to Q4 of FY18. Q1 of 2018 revenue included a one-time retroactive ITC benefit of $45.5 million, which was recognized after the Federal Investment Tax Credit (ITC) was reinstated in February 2018. On a normalized basis, removing the impact of the $45.5 million of 2017 ITC retroactive benefit from Q1 of FY18 yields an increase of 62.0% year-over-year in revenue. This increase in revenue was generally driven by the increase in acceptance volume of 69 systems from 166 to 235.

Gross Margin

Gross profit was $15.8 million in Q1 of FY19, yielding a gross margin of 7.8%. In Q1 of FY18, there was a one-time net benefit of $36.1 million to gross profit related to the revenue and associated supplier costs

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for the one-time retroactive ITC benefit received in Q1 of FY18 for acceptances achieved in FY17. In order to normalize the quarter-over-quarter comparison, we remove the impact of the one-time ITC net benefit. Gross profit for Q1 of FY18, removing the impact of the one-time FY17 retroactive ITC benefit, was $7.6 million, with an associated gross margin of 6.1%. Given that, Q1 of FY19’s gross profit increased by 107.9% relative to the normalized Q1 of FY18, and the gross margin increased by 1.7 percentage points. The increase in gross profit and margin was primarily driven by the increase in the volume of acceptances and ongoing product cost reduction efforts Excluding stock-based compensation, gross profit for Q1 of FY19 was $30.1 million, which represented gross margin of 15.0%. Gross margin was down sequentially by 3.1 percentage points relative to Q4 of FY18, generally driven by an 8.6% reduction in volume, as well as typical quarter-to-quarter mix of profitability in acceptances. When compared to Q1 of FY18 and removing the one-time net benefit of $36.1 million to gross profit, Q1 of FY18’s gross profit was $9.5 million, with an associated gross margin of 7.6%. Given that, Q1 of FY19’s gross profit increased by 216.8% relative to the normalized Q1 of FY18, and the gross margin increased by 7.4 percentage points. The increase in gross profit and gross margin was primarily driven by the increase in the volume of acceptances and customer mix. Operating Expenses Operating expenses for Q1 of FY19 were $88.4 million, which included an increase in year-over-year stock-based compensation, investments in people and materials to support our next generation Energy Server development, new product application development, investments in our demand generation functions to support increased growth and investments in G&A to support public company readiness. Excluding stock-based compensation, Q1 of FY19 operating expenses were $38.9 million, which were up $4.9 million sequentially from Q4 of FY18 and an increase of $7.0 million year-over-year, or 21.9%. As a percent of total revenue, our operating expenses (again excluding stock-based compensation) increased 0.6 percentage points from 18.8% of revenue in Q1 of FY18 to 19.4% of revenue in Q1 of FY19. Our operating expenses (again excluding stock-based compensation) as a percent of total revenue and removing the one-time ITC benefit 7 in Q1 of FY18 decreased 6.3 percentaged points from 25.7% of adjusted revenue on a normalized basis. Net Loss and Adjusted EBITDA Net loss for Q1 of FY19 was $84.4 million. GAAP results for Q1 of FY19 included $63.9 million of stock-based compensation expenses related to stock grants issued at the time of our IPO, which we discussed on our last earnings call Adjusted EBITDA for Q1 of FY19 was $2.1 million. When compared to Q1 of FY18 and removing the one-time net benefit of $36.1 million, Q1 of FY18’s adjusted EBITDA was a $10.8 million loss. Given that, Q1 of FY19’s adjusted EBITDA increased $12.9 million relative to the normalized Q1 of FY18. Free Cash Flow Our cash flow used in operations was $4.2 million for Q1 of FY19. We calculate free cash flow as cash flow from operations less capital expenditures. For Q1 of FY19, we achieved free cash flow of ($13.6) million. This was generally in-line with expectations, reflecting our $8.8 million non-GAAP operating loss with our $9.4 million of capital additions offset by favorable net working capital changes quarter- over-quarter. Estimates Our outlook for key metrics for Q2 of FY19: Q2 FY19 Acceptances (100 kW units) 250 to 280 Average Sales Price (dollars-per-kilowatt) $6,050 to $6,350 Total Installed System Cost (dollars-per-kilowatt) $4,875 to $5,175 This outlook is subject to a number of risks and uncertainties and actual results may differ materially due to a variety of factors, as more clearly outlined in the “Forward-Looking Statements” section of this letter. 8

Summary We started our fiscal 2019, our first full year as a public company, by achieving record acceptances for a Q1. Additionally, we continued to execute our business plan through delivering on our land and expand strategy, diversifying the industries and geographies that we serve and delivered financial results that were in-line with our previously communicated estimates. We look forward to the rest of FY19, as we continue on our mission to deliver clean, reliable and affordable energy to everyone in the world. Sincerely, KR Sridhar, Founder, Chairman and Chief Executive Officer Randy Furr, Chief Financial Officer 9

Bloom Energy
Summary GAAP Profit and Loss Statements

($000)	Q1'19	Q4'18	Q1'18	Q1'18 w/o Retroactive ITC
Revenue	200,707	213,606	169,361	123,861
Cost of Revenue	184,952	196,358	125,695	116,295
Gross Profit	**15,755**	**17,248**	**43,666**	**7,566**
Gross Margin	***7.8%***	***8.1%***	***25.8%***	***6.1%***
Operating Expenses	88,396	105,424	37,981	37,981
Operating Income	**(72,641)**	**(88,176)**	**5,685**	**(30,415)**
Operating Margin	***(36.2%)***	***(41.3%)***	***3.4%***	***(24.6%)***
Non-operating Expenses[1]	11,800	11,605	23,401	23,401
Net Loss	**(84,441)**	**(99,781)**	**(17,716)**	**(53,816)**

1. Non-Operating Expenses and tax provision and non-controlling interest

Bloom Energy
Summary Non-GAAP Financial Information

Excluding Stock Based Compensation ($000)	Q1'19	Q4'18	Q1'18	Q1'18 w/o Retroactive ITC
Revenue	200,707	213,606	169,361	123,861
Cost of Revenue	170,580	174,902	123,797	114,397
Gross Profit (Loss)	**30,127**	**38,704**	**45,564**	**9,464**
Gross Margin	***15.0%***	***18.1%***	***26.9%***	***7.6%***
Operating Expenses	38,886	34,047	31,923	31,923
Operating Income	**(8,759)**	**4,657**	**13,641**	**(22,459)**
Operating Margin	***(4.4%)***	***2.2%***	***8.1%***	***(18.1%)***
Non-operating Expenses	11,800	11,605	23,401	23,401
Net (Loss)	(20,599)	(6,948)	(9,760)	(45,860)
Adjusted EBITDA	**2,106**	**14,004**	**25,342**	**(10,758)**

Stock-Based Compensation Bridge ($000)	Q1'19	Q4'18	Q1'18
Gross Profit (Loss)	15,755	17,248	43,666
Stock-based compensation-Cost of Revenue	14,372	21,456	1,898
Gross Profit -excluding SBC	***30,127***	**38,704**	***45,564***
Operating Expenses	88,396	105,424	37,981
Stock-based compensation-Operating Exepenses	49,510	71,377	6,057
Operating Expenses (excluding SBC)	**38,886**	**34,047**	**31,923**

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Q1'19 Non GAAP Financial Information $'000	Upfront	Ongoing				Total
	Product + Install	Service	Product + Install	Electricity	Total Ongoing	Q4'18
Acceptances (100kW)	235		-			235
Revenue	161,446	23,290	2,546	13,425	39,261	200,707
Cost of Revenue	132,971	26,079	2,301	9,229	37,609	170,580
Gross Profit	**28,475**	**(2,789)**	**245**	**4,196**	**1,652**	**30,127**
Opex						38,886
Operating Income						**(8,759)**

Product & Install Unit Economics ($/kW)[1]	Q1'19	Q4'18	Q1'18[3]
ASP	6,870	6,756	7,745
TISC[2]	5,658	5,344	5,074
Profit (Loss)	**1,212**	**1,412**	**2,671**

1. Based on GAAP Financials

2. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

3. Q1'18 included one time retroactive ITC benefit for FY17 of $45.5 million and $9.4 million of cost

Working Capital Metrics[1]	Q1'19	Q4'18	Q1'18
Days of Sales	38	27	33
Days of Inventory	70	73	82
Days of Payables	35	33	38

1. *Based on GAAP Financials*

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Bloom Energy Servers have been deployed in more than 80 microgrids to date. 65% of these deployments have come in the past three years 12

Bloom Energy Condensed Consolidated Balance Sheet (unaudited) (in thousands) March 31, December 31, 2019 2018 Assets Current assets: Cash and cash equivalents $ 320,414 $ 220,728 Restricted cash 18,419 28,657 Short-term investments — 104,350 Accounts receivable 84,070 84,887 Inventories 116,544 132,476 Deferred cost of revenue 66,316 62,147 Customer financing receivable 5,717 5,594 Prepaid expense and other current assets 28,362 33,742 Total current assets 639,842 672,581 Property, plant and equipment, net 475,385 481,414 Customer financing receivable, non-current 65,620 67,082 Restricted cash, non-current 31,101 31,100 Deferred cost of revenue, non-current 72,516 102,699 Other long-term assets 34,386 34,792 Total assets $ 1,318,850 $ 1,389,668 Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Deficit and Noncontrolling Interests Current liabilities: Accounts payable $ 64,425 $ 66,889 Accrued warranty 16,736 19,236 Accrued other current liabilities 67,966 69,535 Deferred revenue and customer deposits 89,557 94,158 Current portion of recourse debt 15,683 8,686 Current portion of non-recourse debt 19,486 18,962 Current portion of non-recourse debt from related parties 2,341 2,200 Total current liabilities 276,194 279,666 Derivative liabilities, net of current portion 11,166 10,128 Deferred revenue and customer deposits, net of current portion 201,863 241,794 Long-term portion of recourse debt 357,876 360,339 Long-term portion of non-recourse debt 284,541 289,241 Long-term portion of recourse debt from related parties 27,734 27,734 Long-term portion of non-recourse debt from related parties 33,417 34,119 Other long-term liabilities 58,032 55,937 Total liabilities 1,250,823 1,298,958 Commitments and contingencies Redeemable noncontrolling interest 58,802 57,261 Stockholders’ deficit (105,439) (91,661) Noncontrolling interest 114,664 125,110 Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest $ 1,318,850 $ 1,389,668 13

Bloom Energy Condensed Consolidated Statement of Operations (unaudited) (in thousands, except per share data) March 31, March 31, Three Months Ended 2019 2018 Revenue: Product $ 141,734 $ 121,307 Installation 22,258 14,118 Service 23,290 19,907 Electricity 13,425 14,029 Total revenue 200,707 169,361 Cost of revenue: Product 124,000 80,355 Installation 24,166 10,438 Service 27,557 24,253 Electricity 9,229 10,649 Total cost of revenue 184,952 125,695 Gross profit 15,755 43,666 Operating expenses: Research and development 28,859 14,731 Sales and marketing 20,463 8,262 General and administrative 39,074 14,988 Total operating expenses 88,396 37,981 Gain (loss) from operations (72,641) 5,685 Interest income 1,885 415 Interest expense (16,009) (21,379) Interest expense to related parties (1,612) (2,627) Other income (expense), net 265 (75) Gain (loss) on revaluation of warrant liabilities and embedded derivatives 47 (4,034) Net loss before income taxes (88,065) (22,015) Income tax provision 208 333 Net loss (88,273) (22,348) Net loss attributable to noncontrolling interests and redeemable noncontrolling interests (3,832) (4,632) Net loss attributable to Class A and Class B common stockholders $ (84,441) $ (17,716) Net loss per share attributable to Class A and Class B common stockholders, basic and diluted $ (0.76) $ (1.70) Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted 111,842 10,403 14

Bloom Energy Condensed Consolidated Statement of Cash Flows (unaudited) (in thousands) March 31, March 31, Three Months Ended 2019 2018 Cash flows from operating activities: Net loss $ (88,273) $ (22,348) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and Amortization 11,271 10,847 Write-off of property, plant and equipment, net 1 — Revaluation of derivative contracts (453) 7,157 Stock-based compensation 63,882 7,956 Loss on long-term REC purchase contract 59 12 Revaluation of preferred stock warrants — (3,271) Common stock warrant valuation — (100) Amortization of interest expense from preferred stock warrants 289 261 Amortization of debt issuance cost 957 969 Amortization of debt discount 3,906 5,938 Changes in operating assets and liabilities: Accounts receivable 816 (28,203) Inventories 15,932 (6,818) Deferred cost of revenue 26,014 16,282 Customer financing receivable and other 1,339 1,306 Prepaid expenses and other current assets 5,194 (446) Other long-term assets 83 1,266 Accounts payable (2,464) (827) Accrued warranty (2,500) (87) Accrued other current liabilities 823 (10,083) Deferred revenue and customer deposits (44,533) (22,347) Other long-term liabilities 3,487 8,049 Net cash used in operating activities (4,170) (34,487) Cash flows from investing activities: Purchase of property, plant and equipment (8,543) (223) Payments for acquisition of intangible assets (848) — Purchase of marketable securities — (8,991) Proceeds from maturity of marketable securities 104,500 15,750 Net cash provided by investing activities 95,109 6,536 Cash flows from financing activities: Repayment of debt (5,016) (4,489) Repayment of debt to related parties (778) (290) Distributions to noncontrolling and redeemable noncontrolling interests (3,189) (3,832) Proceeds from issuance of common stock 7,493 120 Payments of initial public offering issuance costs — (578) Net cash used in financing activities (1,490) (9,069) Net increase (decrease) in cash, cash equivalents, and restricted cash 89,449 (37,020) Cash, cash equivalents, and restricted cash: Beginning of period 280,485 180,612 End of period $ 369,934 $ 143,592 15

Bloom Energy

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (In Thousands)

Gross Margin to Gross Margin Excluding Stock Based Compensation

Gross margin excluding stock based compensation (SBC) is a supplemental measure of operating performance that does not represent and should not be considered an alternative to gross margin, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that gross margin excluding stock based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin excluding stock based compensation to gross margin, the most directly comparable GAAP measure, and the computation of gross margin excluding stock based compensation are as follows:

	Q1'19	Q4'18	Q1'18
Revenue	**200,707**	**213,606**	**169,361**
Gross Profit	15,755	17,248	43,666
Gross Margin %	**7.8%**	**8.1%**	**25.8%**
Stock-based compensation (Cost of Revenue)	14,372	21,456	1,898
Gross Profit excluding SBC	30,127	38,704	45,564
Gross Margin excluding SBC %	**15.0%**	**18.1%**	**26.9%**

Operating Income to Operating Income Excluding Stock Based Compensation

Operating income excluding stock based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating income, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that operating income excluding stock based compensation supplement the GAAP measure and enable us to more effectively evaluate our performance period-over-period. A reconciliation of operating income excluding stock based compensation to operating income, the most directly comparable GAAP measure, and the computation of operating income excluding stock based compensation are as follows:

	Q1'19	Q4'18	Q1'18
Operating Income	**(72,641)**	**(88,176)**	**5,685**
Stock-based compensation	63,882	92,833	7,956
Operating Income excluding SBC	**(8,759)**	**4,657**	**13,641**

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Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. This measure removes the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q1'19	Q4'18	Q1'18
Net loss to Common Stockholders	(84,441)	(99,781)	(17,716)
Loss for non-controlling interests[1]	(3,832)	(4,662)	(4,632)
Loss (gain) on warrant & derivatives liabilities[2]	(47)	13	4,034
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(406)	(1,175)	854
Stock-based compensation	63,882	92,833	7,956
Adjusted Net Loss	**(24,844)**	**(12,772)**	**(9,504)**
Adjusted net loss per share	**$ (0.22)**	**$ (0.12)**	**$ (0.11)**
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	112,751	110,314	87,203

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q1'19	Q4'18	Q1'18
Net loss to Common Stockholders	**(84,441)**	**(99,781)**	**(17,716)**
Loss for non-controlling interests[1]	(3,832)	(4,662)	(4,632)
Loss (gain) on warrant & derivatives liabilities[2]	(47)	13	4,034
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(406)	(1,175)	854
Stock-based compensation	63,882	92,833	7,956
Depreciation & Amortization	11,271	10,522	10,847
Provision (benefit) for Income Tax	208	1,079	333
Interest Expense / Other Misc	15,471	15,175	23,666
Adjusted EBITDA	**2,106**	**14,004**	**25,342**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)

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Safe Harbor Statement / Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding our strategies, trends and expected expansion and estimates of future acceptances, Average Sales Price and Total Installed System Costs. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market and other risks and uncertainties. These forward-looking statements should also be read in conjunction with the other cautionary statements that are included elsewhere in our public filings, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These statements were made as of May 6, 2019, and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflect subsequent events, actual results or changes in our expectations. This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non- GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measure to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business. 18